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Filed Pursuant to Rule 424(b)(5)
Reg. No. 333-163011

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 18, 2009

Helicos BioSciences Corporation

6,400,000 Shares
Warrants to Purchase 4,160,000 Shares
Common Stock

Helicos BioSciences Corporation is selling 6,400,000 shares of our common stock and warrants to purchase up to 4,160,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and one warrant to purchase 0.65 of a share of common stock at an exercise price of $1.4385 per share. Each unit will be sold at a price of $1.00. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately.

Our common stock is traded on The Nasdaq Global Market under the symbol "HLCS." The last reported sale price on December 15, 2009 was $1.37 per share. There is no established trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

As of December 15, 2009, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $64,495,277 based on 24,065,402 shares of outstanding common stock held by non-affiliates and a price of $2.68 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on October 16, 2009. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 3 OF THE ACCOMPANYING PROSPECTUS.

	Per unit	Total
Public offering price	$1.000	$6,400,000
Underwriting discounts and commissions	$0.065	$416,000
Proceeds, before expenses, to us	$0.935	$5,984,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Thomas Weisel Partners LLC

The date of this prospectus supplement is December 15, 2009

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell securities and seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities.

    In this prospectus supplement and the accompanying prospectus, "Company," "we," "us" and "our" refer to Helicos BioSciences Corporation and its subsidiaries.

ABOUT THIS PROSPECTUS SUPPLEMENT

    This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the securities we are offering under this prospectus supplement. In addition, we incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under "Where You Can Find More Information" in this prospectus supplement. Generally, when we refer to "this prospectus," we are referring to this prospectus supplement and the accompanying prospectus as well as to the information incorporated by reference herein and therein. Before investing in our securities, you should carefully read this prospectus supplement, the accompanying prospectus and the additional information described under "Where You Can Find More Information." If the description of the offering contained in this prospectus supplement varies from that contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

    We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

    This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making an investment decision.

About Helicos BioSciences Corporation

    Helicos BioSciences Corporation is a life sciences company focused on innovative genetic analysis technologies for the research, drug discovery and clinical diagnostics markets. Our products are based on our proprietary True Single Molecule Sequencing (tSMS)™ technology which enables rapid analysis of large quantities of genetic material by directly sequencing single molecules of DNA or single DNA copies of RNA. This approach differs from current methods of sequencing DNA because it analyzes individual molecules of DNA directly instead of analyzing a large number of copies of the molecule produced through complex sample preparation techniques. Our tSMS technology eliminates the need for costly, labor-intensive and time-consuming sample preparation techniques, such as amplification or cloning, which are required by other methods to produce a sufficient quantity of genetic material for analysis.

    We believe that our tSMS technology will represent the first comprehensive and universal solution for single molecule genetic analysis and that its adoption can expand the market for genetic analysis while substantially lowering the cost of individual analyses. Our goal is to enable production-level genetic analysis on an unprecedented scale by providing scientists and clinicians with the ability to compare genes and genomes from thousands of individuals. If our tSMS-based products are successful, the information generated from using these products may lead to improved drug therapies, personalized medical treatments and more accurate diagnostics for cancer and other diseases.

    Our Helicos® Genetic Analysis Platform is designed to obtain sequencing information by repetitively performing a cycle of biochemical reactions on individual DNA molecules and imaging the results after each cycle. The platform consists of an instrument called the HeliScope™ Single Molecule Sequencer, an image analysis computer tower called the HeliScope™ Analysis Engine, associated reagents, which are chemicals used in the sequencing process, and disposable supplies.

    The imaging capability of the HeliScope Sequencer is designed to accommodate performance beyond what is needed to meet the platform's initial goals, providing the flexibility to introduce substantial throughput and cost improvements in the future without major changes to or replacement of the instrument. We believe that the Helicos® Genetic Analysis Platform will ultimately enable the automated, parallel sequencing of billions of individual DNA molecules at greater speed and lower cost than other sequencing systems.

    We shipped our first two Helicos Systems in 2008, one of which was ultimately returned. As we exited the third quarter of 2009, we have received cumulative sales orders for seven Helicos Systems. In addition, we have one system installed at the Broad Institute, Inc. on a no cost basis, and have three systems at leading academic institutions for scientific and commercial evaluation. During 2009, we have recognized revenue on two of the seven sales orders.

    We believe that we have incurred the substantial majority of the costs related to the development of the initial version of our Helicos System. In anticipation of future orders and shipments, we are assembling and are testing multiple production units of our Helicos System. The initial shipments of the Helicos Systems will be subject to various customer evaluation periods with acceptance criteria, and we expect the customer evaluation period to extend beyond the fiscal quarters in which commercial units are shipped. While we continue to secure orders for the Helicos System, future revenues from sales of our instruments, proprietary reagents and disposable supplies will depend on the timing of system placements, customers' use of the system and our ability to maintain our proprietary position on the reagents and disposable supplies. Because we have limited experience in the commercialization of our Helicos System, we cannot predict the percentage of our revenues that we will derive from sales of proprietary reagents and disposable supplies. However, over time we would expect the sales of the reagents and disposable supplies to increase as our installed base of instruments grows and usage of these instruments increases.

    We expect to continue to incur operating losses for at least the next two years as we continue to develop and commercialize our products. If our current operating plan including forecasted sales for the remainder of 2009 and the first quarter of 2010 does not materialize or if adequate additional funds are not available when required, we will be required to further delay, reduce or eliminate research and development programs, reduce or eliminate commercialization efforts, obtain funds through arrangements with collaborators or others on terms unfavorable to us, or pursue merger or divestiture or other strategies.

Corporate Information

    We were incorporated in Delaware in May 2003 under the name RareEvent Medical Corporation, renamed Newco LS6, Inc. in September 2003 and ultimately renamed Helicos BioSciences Corporation in November 2003. Our corporate offices are located at One Kendall Square, Building 700, Cambridge, Massachusetts 02139. Our telephone number is (617) 264-1800 and our website is www.helicosbio.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

The Offering

    We are offering shares of our common stock and warrants to purchase shares of our common stock to purchasers pursuant to this prospectus supplement and the accompanying prospectus. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.65 of a share of common stock.

Common stock we are offering	6,400,000 shares
Warrants we are offering

Warrants to purchase up to 4,160,000 shares of our common stock will be offered in this offering. The warrants will be exercisable at any time after the six month anniversary of the date of issuance at an exercise price of $1.4385 per share and will have a term of five years from the date of exercisability. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Common stock to be outstanding after this offering	79,371,783 shares
Use of proceeds	We intend to use the net proceeds from this offering to fund our research and development efforts, and for general corporate purposes, including working capital. See "Use of Proceeds" on page S-6.
Risk factors	Investing in our securities involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus.
Listing

Our common stock is traded on The Nasdaq Global Market under the symbol "HLCS". There is no established trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

    The number of shares of our common stock to be outstanding immediately after this offering is based on 72,971,783 shares outstanding as of December 7, 2009 and excludes:

  •
  4,764,042 shares of common stock issuable upon the exercise of stock options outstanding as of December 7, 2009 under our stock option plans, having a weighted-average exercise price of approximately $4.05 per share;

  •
  24,294,589 shares of common stock issuable upon the exercise of warrants outstanding as of December 7, 2009, having a weighted-average exercise price of approximately $0.68 per share;

  •
  70,620 shares of common stock reserved for future issuance under our stock option plans; and

  •
  4,160,000 shares of common stock issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $1.4385 per share.

RISK FACTORS

    An investment in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned "Risk Factors" beginning on page 3 of the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference herein and therein. If any of these risks actually occur, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment in our securities. You should not invest in our securities if you cannot bear the economic risk of your investment for an indefinite period of time and cannot afford to lose your entire investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

    Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

    Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on a public offering price of $1.00 per unit, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.87 per share in the net tangible book value of the common stock. In addition, if you purchase common stock upon exercise of the warrants offered hereby, you may experience dilution depending on our net tangible book value at the time of exercise. See the section entitled "Dilution" for a more detailed discussion of the dilution you will incur if you purchase units in this offering.

There is no public market for the warrants to purchase common stock in this offering.

    There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange or other trading market. Without an active market, the liquidity of the warrants will be limited.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In particular, statements contained in this prospectus supplement and the accompanying prospectus, including but not limited to, statements regarding our future results of operations and financial position, business strategy and plan prospects, projected revenue or costs and objectives of management for future research, development or operations, are forward-looking statements. These statements relate to our future plans, objectives, expectations and intentions and may be identified by words such as "may," "will," "should," "expects," "plans," "anticipates," "intends," "targets," "projects," "contemplates," "believes," "seeks," "goals," "estimates," "predicts," "potential" and "continue" or similar words. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified above, under the heading "Risk Factors" and elsewhere herein. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Any forward-looking statement is qualified in it is entirety by reference to the factors discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

    Because the factors discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and even factors of which we are not yet aware, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by or on behalf of us, you should not place undue reliance on any such forward-looking statement. These statements are subject to risks and uncertainties, known and unknown, which could cause actual results, performance and achievements to differ materially from those expressed or implied in such statements. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, particularly under the heading "Risk Factors," and in our SEC filings that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. These and other risks are also detailed in our reports filed from time to time under the Securities Act and/or the Exchange Act. You are encouraged to read these filings as they are made.

    Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New risk factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

 USE OF PROCEEDS

    We estimate that the net proceeds from the sale of the 6,400,000 units that we are offering will be approximately $5.6 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

    We intend to use the net proceeds from this offering to fund our research and development efforts, and for general corporate purposes, including working capital.

    The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short and long-term interest bearing instruments.

DILUTION

    Our net tangible book value as of September 30, 2009 was approximately $9.1 million, or $0.12 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2009. Dilution in net tangible book value per share represents the difference between the amount per unit paid by purchasers of units in this offering and the net tangible book value per share of our common stock immediately after this offering.

    After giving effect to the sale of 6,400,000 units in this offering at a public offering price of $1.00 per unit and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2009 would have been approximately $10.5 million, or $0.13 per share. This represents an immediate increase in net tangible book value of $0.01 per share to existing stockholders and immediate dilution in net tangible book value of $0.87 per share to new investors purchasing our units in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per unit	$1.00
Net tangible book value per share as of September 30, 2009	0.12
Increase per share attributable to new investors	0.01
As adjusted net tangible book value per share after this offering	0.13
Dilution per share to new investors	$0.87

    Investors that purchase common stock upon exercise of the warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.

    The above discussion and table are based on 72,949,697 shares outstanding as of September 30, 2009 and exclude:

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  4,812,764 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2009 under our stock option plans, having a weighted-average exercise price of approximately $4.07 per share;

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  24,294,589 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2009, having a weighted-average exercise price of approximately $0.68 per share;

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  43,984 shares of common stock reserved for future issuance under our stock option plans; and

  •
  4,160,000 shares of common stock issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $1.4385 per share.

    To the extent that outstanding options or warrants are exercised, you will experience further dilution. We have previously issued warrants to purchase our common stock in connection with certain transactions. Some of these warrants continue to be outstanding and are subject to full-ratchet anti-dilution protection. Pursuant to the anti-dilution provisions, if we issue common stock or securities convertible or exercisable into common stock at a price per share lower than the exercise price of such warrants, currently $2.61 per share, the exercise price of the warrants will be automatically adjusted to the price of the new securities sold, subject to trading market limitations. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

    In this offering, we are offering 6,400,000 units, consisting of 6,400,000 shares of common stock and warrants to purchase 4,160,000 shares of common stock. Each unit consists of one share of common stock and warrants to purchase 0.65 of a share of common stock at an exercise price of $1.4385 per share. This prospectus supplement also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.

Common Stock

    The material terms and provisions of our common stock are described under the caption "Description of Capital Stock" starting on page 19 of the accompanying prospectus.

Warrants

    The material terms and provisions of the warrants being offered pursuant to this prospectus supplement are summarized below. This summary is subject to, and qualified in its entirety by, the form of warrant included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC in connection with this offering.

    Exercisability.    The warrants will be exercisable at any time after the six month anniversary of the date of issuance and will have a term of five years from the date of exercisability. The warrants will be exercisable, at the option of each holder, upon the surrender of the warrants to us and the payment in cash, or in the case of a cashless exercise described below, by delivery of shares of common stock by the holder equal in value to the exercise price of the shares being acquired upon exercise of the warrants. The holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (the "Maximum Percentage") of the number of shares of our common stock outstanding immediately after the exercise, provided however, that upon 61 days' prior written notice, the holder may increase the Maximum Percentage to 9.99%.

    Cashless Exercise.    If there is no effective registration statement registering the issuance of shares of common stock issuable upon exercise of the warrants issued to purchasers in this offering, then such warrants may be exercised by means of a "cashless exercise" in which the holder will be entitled to surrender a portion of the shares of common stock subject to the warrant in lieu of cash for the exercise price.

    Exercise Price.    The exercise price per share of common stock purchasable upon exercise of the warrants issued in this offering is $1.4385. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

    If, at any time while any warrants are outstanding, we issue shares of our common stock, debt, preferred stock, rights, options or warrants to purchase shares of our common stock, or other securities convertible or exchangeable into shares of our common stock, in any case at a price per share less than the than applicable warrant exercise price, then in each such case the warrant exercise price will be reduced to equal such lower price. Notwithstanding the foregoing, the following issuances will not trigger adjustments in the warrant exercise price: (i) the issuance of securities upon the exercise or conversion of any convertible securities issued by us prior to the date the warrants are issued (unless the terms of such convertible securities are amended, modified or changed), (ii) the grant of options, warrants, common stock or other convertible securities (but not including any amendments to such instruments) under any stock option plan, restricted stock plan or stock purchase plan whether now existing or hereafter approved by us and our stockholders, and the issuance of common stock in respect thereof, (iii) the issuance of securities in connection with certain strategic transactions or (iv) the issuance of securities in a transaction that otherwise results in an adjustment to the warrant exercise price.

    Transferability.    The warrants issued in the offering may be transferred at the option of the warrant holder upon surrender of the warrants to the Company with the appropriate instruments of transfer.

    Effect of Fundamental Transaction.    If, at any time while warrants are outstanding, (i) we merge or consolidate with or into another entity, in which our stockholders as of immediately prior to the transaction own less than a majority of the outstanding stock of the surviving entity, (ii) we sell, lease, assign or transfer all or substantially all of our assets in one or a series of related transactions, (iii) a tender or exchange offer is completed pursuant to which at least a majority of our stockholders are permitted to tender or exchange their shares for other securities, cash or property, (iv) if we directly or indirectly, in one or more related transactions, effect any reorganization, recapitalization or reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property or (v) we consummate a stock purchase transaction or other business combination with a third party whereby that third party acquires more than 50% of our outstanding common stock (each a "Fundamental Transaction"), then the holder of any warrants will thereafter receive, upon exercise of the warrants, the same amount and kind of securities, cash or property to which a holder of the number of shares of common stock then issuable upon the exercise or conversion of such warrants would have been entitled upon such transaction. Notwithstanding the foregoing, in the event of a Fundamental Transaction, other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed for trading on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the NYSE Amex, assumes a warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity, at the option of the holder exercisable at any time concurrently with or within 90 days after such Fundamental Transaction, we, or the successor entity, as applicable, shall purchase the warrant from the holder by paying to the holder cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of the warrant on the date of the consummation of such Fundamental Transaction. As used herein, "Black Scholes Value" means the value of such holder's warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day of the closing of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the warrant as of such date of request, (ii) an expected volatility equal to 100%, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the Fundamental Transaction, and (iv) a remaining option time equal to the time between the date of the public announcement of the Fundamental Transaction and the expiration of the warrant.

    Rights Upon Distribution of Assets.    If at any time while the warrants are outstanding, we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of our common stock for no consideration, then, upon any exercise of a warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the holder of such warrant shall be entitled to receive, in addition to the common stock otherwise issuable upon such exercise of the warrant (if applicable), the assets that such holder would have been entitled to receive in respect of such number of shares of common stock issuable upon the exercise of the warrant had the holder been the record holder of such shares of common stock immediately prior to such record date.

 UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement, the underwriter named below has agreed to purchase from us the aggregate number of units set forth opposite its name below:

Underwriters	Number of Units
Thomas Weisel Partners LLC	6,400,000

Total	6,400,000

    The underwriting agreement provides that the obligations of the underwriter are subject to various conditions, including approval of legal matters by counsel. The nature of the underwriter's obligations commits the underwriter to purchase and pay for all of the units listed above if any are purchased.

    The underwriting agreement provides that we will indemnify the underwriter against liabilities specified in the underwriting agreement under the Securities Act, or will contribute to payments that the underwriter may be required to make relating to these liabilities.

    The underwriter expects to deliver the units to purchasers on or about December 21, 2009.

Commissions and Discounts

    The underwriter proposes to offer the units directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After this offering, the offering price and other selling terms may be changed by the underwriter. Our units are offered subject to receipt and acceptance by the underwriter and to the other conditions, including the right to reject orders in whole or in part.

    The following table summarizes the compensation to be paid to the underwriter by us and the proceeds, before expenses, payable to us:

	Per Unit	Total
Public offering price	$1.000	$6,400,000
Underwriting discounts and commissions	$0.065	$416,000
Proceeds, before expenses, to us	$0.935	$5,984,000

    In addition, we have agreed to reimburse the underwriter for the fees and expenses incurred by it in connection with the offering in an amount not to exceed $96,000. In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

Indemnification of Underwriter

    We will indemnify the underwriter against some civil liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriter may be required to make in respect of those liabilities.

No Sales of Similar Securities

    The underwriter will require all of our directors and officers and certain of our stockholders to agree not to offer, sell, contract to sell, pledge (except a pledge for our benefit pursuant to an agreement entered or to be entered into between us and the applicable director, officer or stockholder), grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, any options or warrants to purchase any shares of common stock or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock, subject to certain exceptions, without the prior written consent of the underwriter, for a period of 90 days after the date of this prospectus supplement. Notwithstanding the foregoing, if (a) during the last 17 days of this 90-day period, we release or publish financial results or results from operations or announce material news or a material event or (b) prior to the expiration of this 90-day period, we announce that we will release or publish financial results or results from operations during the 15-day period following the last day of the 90-day period, then in each case the above restrictions will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, subject to certain exceptions, unless the underwriter waives, in writing, such extension.

    We have agreed that for a period of 90 days after the date of this prospectus supplement, subject to extension as described above, we will not, without the prior written consent of the underwriter, offer, sell, contract to sell or otherwise dispose of any shares of common stock or any securities that are substantially similar to the common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock or any such substantially similar securities, except for:

  •
  the units offered in this offering;

  •
  the shares of common stock issuable upon exercise of the warrants to be issued in this offering;

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  the shares of common stock issuable upon conversion or exercise of convertible or exercisable securities outstanding on the date of this prospectus supplement; and

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  the shares of our common stock that are issued under our existing stock option plans.

Listing

    Our common stock is traded on The Nasdaq Global Market under the symbol "HLCS." There is no established trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

Discretionary Accounts

    The underwriter does not expect sales of units offered by this prospectus supplement to any accounts over which the underwriter exercises discretionary authority to exceed five percent of the units offered.

Short Sales, Stabilizing Transactions and Penalty Bids

    The underwriter has informed us that it will not engage in over-allotment, stabilizing or syndicate covering transactions in connection with this offering.

Miscellaneous

    The underwriter has provided, and may in the future provide, various investment banking and other financial services for us for which services it has received, any may receive in the future, customary fees.

    The transfer agent and registrar for our common stock is Computershare Trust Company, Inc. The transfer agent and registrar's address is 350 Indiana Street, Suite 800, Golden, Colorado 80401.

 LEGAL MATTERS

    Goodwin Procter LLP, Boston, Massachusetts, will pass for us upon the validity of the securities being offered by this prospectus supplement. Paul, Hastings, Janofsky & Walker LLP, Palo Alto, California, is counsel for the underwriter in connection with this offering.

EXPERTS

    The financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at the SEC's other public reference facilities. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC's Internet site can be found at www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at www.helicosbio.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus supplement is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus supplement. Second, the information in documents that we file in the future will update and supersede the current information in, and incorporated by reference in, this prospectus supplement.

    We incorporate by reference into this prospectus supplement the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

  •
  our annual report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 30, 2009 (File No. 001-33484-09715267);

  •
  the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2008 from our definitive proxy statement on Schedule 14A filed with the SEC on April 24, 2009 (File No. 001-33484-09768129);

  •
  our quarterly report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the SEC on May 14, 2009 (File No. 001-33484-09826308);

  •
  our quarterly report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 14, 2009 (File No. 001-33484-091014529);

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  our quarterly report on Form 10-Q for the quarterly period ended September 30, 2009 filed with the SEC on November 9, 2009 (File No. 001-33484-091169605);

  •
  our current reports on Form 8-K filed with the SEC on January 30, 2009 (File No. 001-33484-09558640); April 10, 2009 (File No. 001-33484-09745264); June 5, 2009 (File No. 001-33484-09877297); August 11, 2009 (File No. 001-33484-091004104); September 11, 2009 (File No. 001-33484-091065607); September 17, 2009 (File No. 001-33484-091074863); September 28, 2009 (File No. 001-33484-091090791); and October 13, 2009 (File No. 001-33484-091116922); and

  •
  the description of our capital stock contained in our registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, filed with the SEC on May 18, 2007 (File No. 001-33484-07865058).

    We will provide each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. Requests should be directed to: Helicos BioSciences Corporation, One Kendall Square, Building 700, Cambridge, MA 02139, Attn: Investor Relations, telephone: (617) 264-1800.

PROSPECTUS

$50,000,000

Common Stock
Warrants

        From time to time we may offer up to $50,000,000 of our common stock, warrants to purchase common stock or a combination of these securities in one or more transactions. We may also offer common stock upon the exercise of warrants.

        We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

        Our common stock is listed on The NASDAQ Global Market under the symbol "HLCS." On November 6, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $2.21 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

        As of November 6, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $64,466,181, or the public float, which was calculated based on 22,540,623 shares of outstanding common stock held by non-affiliates and on a price per share of $2.86, the closing price of our common stock on October 9, 2009. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

        Investing in our securities involves a high degree of risk. You are urged to read the section entitled "Risk Factors" beginning on page 3 of this prospectus, which describes specific risks and other information that should be considered before you make an investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2009.

i

 ABOUT THIS PROSPECTUS

        This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission ("SEC"), using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock or warrants to purchase common stock, either individually or in units, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $50,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," before buying any of the securities being offered.

        You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

        Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

ii

 SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and the documents that we incorporate by reference into this prospectus, before making an investment decision. References to "we," "us," "our," "our company," "the Company," and "HLCS" refers to Helicos BioSciences Corporation and its subsidiaries, unless the context requires otherwise.

About Helicos BioSciences Corporation

        Helicos BioSciences Corporation is a life sciences company focused on innovative genetic analysis technologies for the research, drug discovery and clinical diagnostics markets. Our products are based on our proprietary True Single Molecule Sequencing (tSMS)™ technology which enables rapid analysis of large quantities of genetic material by directly sequencing single molecules of DNA or single DNA copies of RNA. This approach differs from current methods of sequencing DNA because it analyzes individual molecules of DNA directly instead of analyzing a large number of copies of the molecule produced through complex sample preparation techniques. Our tSMS technology eliminates the need for costly, labor-intensive and time-consuming sample preparation techniques, such as amplification or cloning, which are required by other methods to produce a sufficient quantity of genetic material for analysis.

        We believe that our tSMS technology will represent the first comprehensive and universal solution for single molecule genetic analysis and that its adoption can expand the market for genetic analysis while substantially lowering the cost of individual analyses. Our goal is to enable production-level genetic analysis on an unprecedented scale by providing scientists and clinicians with the ability to compare genes and genomes from thousands of individuals. If our tSMS-based products are successful, the information generated from using these products may lead to improved drug therapies, personalized medical treatments and more accurate diagnostics for cancer and other diseases.

        Our Helicos™ Genetic Analysis Platform is designed to obtain sequencing information by repetitively performing a cycle of biochemical reactions on individual DNA molecules and imaging the results after each cycle. The platform consists of an instrument called the HeliScope™ Single Molecule Sequencer, an image analysis computer tower called the HeliScope™ Analysis Engine, associated reagents, which are chemicals used in the sequencing process, and disposable supplies.

        The imaging capability of the HeliScope Sequencer is designed to accommodate performance beyond what is needed to meet the platform's initial goals, providing the flexibility to introduce substantial throughput and cost improvements in the future without major changes to or replacement of the instrument. We believe that the Helicos Genetic Analysis Platform will ultimately enable the automated, parallel sequencing of billions of individual DNA molecules at greater speed and lower cost than other sequencing systems.

        We shipped our first two Helicos Systems in 2008, one of which was ultimately returned. As we exited the third quarter of 2009, we have received cumulative sales orders for seven Helicos Systems. In addition, we have one system installed at the Broad Institute, Inc. on a no cost basis, and have three systems at leading academic institutions for scientific and commercial evaluation. During 2009, we have recognized revenue on two of the seven sales orders.

        We believe that we have incurred the substantial majority of the costs related to the development of the initial version of our Helicos System. In anticipation of future orders and shipments, we are assembling and are testing multiple production units of our Helicos System. The initial shipments of the Helicos Systems will be subject to various customer evaluation periods with acceptance criteria, and we expect the customer evaluation period to extend beyond the fiscal quarters in which commercial units are shipped. While we continue to secure orders for the Helicos System, future revenues from sales of our instruments, proprietary reagents and disposable supplies will depend on the timing of system placements, customers' use of the system and our ability to maintain our proprietary position on the reagents and disposable supplies. Because we have limited experience in the commercialization of our Helicos System, we cannot predict the percentage of our revenues that we will derive from sales of proprietary reagents and disposable supplies. However, over time we would expect the sales of the reagents and disposable supplies to increase as our installed base of instruments grows and usage of these instruments increases.

        We expect to continue to incur operating losses for at least the next two years as we continue to develop and commercialize our products. If our current operating plan including forecasted sales for the remainder of 2009 and the first quarter of 2010 does not materialize or if adequate additional funds are not available when required, we will be required to further delay, reduce or eliminate research and development programs, reduce or eliminate commercialization efforts, obtain funds through arrangements with collaborators or others on terms unfavorable to us, or pursue merger or divestiture or other strategies.

        As previously disclosed, we engaged Thomas Weisel Partners (TWP), a nationally recognized investment bank, to assist us with our evaluation and execution of strategic alternatives. Based on our improving standalone prospects and current market valuation, the Board of Directors has decided to disengage from discussions involving a potential sale of our company at the current time. We continue to work with TWP as a financial advisor in connection with our long term financing strategy. Our failure to raise capital as and when needed would have a material negative impact on our financial condition and would have a material adverse impact on the viability of our company to continue as a going concern.

        We were incorporated in Delaware in May 2003 under the name RareEvent Medical Corporation, renamed Newco LS6, Inc. in September 2003 and ultimately renamed Helicos BioSciences Corporation in November 2003. Our corporate offices are located at One Kendall Square, Building 700, Cambridge, Massachusetts 02139. Our telephone number is (617) 264-1800. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, definitive proxy statements on Form 14A, current reports on Form 8-K, and any amendments to those reports are made available free of charge on our website, www.helicosbio.com, as soon as reasonably practicable after such reports are electronically filed with or furnished to the SEC. Statements of changes in beneficial ownership of our securities on Form 4 by our executive officers and directors are made available on our website by the end of the business day following the submission to the SEC of such filings. In addition, the SEC's website, www.sec.gov, contains reports, proxy statements, and other information regarding reports that we file electronically with the SEC. Information contained on our website does not constitute part of this prospectus or any prospectus supplement.

 RISK FACTORS

        You should carefully consider the following information about risks and uncertainties that may affect us or our business, together with the other information appearing elsewhere in this prospectus. If any of the following events, described as risks, actually occur, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment in our securities. An investment in our securities is speculative and involves a high degree of risk. You should not invest in our securities if you cannot bear the economic risk of your investment for an indefinite period of time and cannot afford to lose your entire investment.

RISKS RELATED TO OUR BUSINESS

In or before the second quarter of 2010, we will need to raise additional funding, which may not be available on favorable terms, if at all, or without dilution to our stockholders. If we do not raise the necessary funds, we will need to cut back or terminate some or all aspects of our operations, which would materially adversely affect our business prospects.

        Because our Helicos™ Genetic Analysis System is complex and is new to the market and involves significant capital expenditures by customers and a long sales cycle, it is very difficult to predict the actual rate of product sales. We will need additional financing to execute on our current and future business strategies. We expect capital outlays and operating expenditures to increase over the next several years as we expand our infrastructure, commercialization, manufacturing and research and development activities. The amount of additional capital we will need to raise depends on many factors, including:

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  the level of research and development investment required to maintain and improve our technology position;

  •
  the amount and growth rate of our revenues;

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  changes in product development plans needed to address any difficulties in manufacturing or commercializing our Helicos System and enhancements to our system;

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  the costs of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights;

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  competing technological and market developments;

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  our need or decision to acquire or license complementary technologies or acquire complementary businesses; and

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  changes in regulatory policies or laws that affect our operations.

        The instability of the worldwide financial markets has materially and adversely impacted the availability of financing to a wide variety of companies, particularly early-stage companies such as Helicos. We do not know whether the additional capital which we will require will be available when and as needed, on favorable terms if at all, or that our actual cash requirements will not be greater than anticipated. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we obtain additional debt financing, a substantial portion of any future operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our technologies or products, or grant licenses on terms that are not favorable to us. If our current operating plan including forecasted sales in 2009 and 2010 does not materialize or if adequate additional funds are not available to us when required, we will be required to further delay, reduce or eliminate research and development programs, reduce or eliminate commercialization efforts, obtain funds through arrangements with collaborators or others on terms unfavorable to us, or pursue divestiture or other strategies.

We have a history of operating losses, expect to continue to incur substantial losses, and might never achieve or maintain profitability.

        We are a development-stage company with a limited operating history. We have incurred significant losses in each fiscal year since our inception, including net losses attributable to common stockholders of $45.7 million in the year ended December 31, 2008 and $19.8 million in the nine months ended September 30, 2009. As of September 30, 2009, we had an accumulated deficit of $159.5 million. These losses have resulted principally from costs incurred in our research and development programs and from our selling, general and administrative expenses. In the nine months ended September 30, 2009, we used cash in operating activities of $15.0 million and used cash in investing activities totaling $83,000. As of September 30, 2009 and November 9, 2009, we had $11.5 million and $8.4 million, respectively, in cash and cash equivalents.

        We will need to generate significant revenue to achieve profitability. As we exited the third quarter of 2009, we have received cumulative sales orders for seven Helicos Systems. In addition, we have one system installed at the Broad Institute, Inc. on a no cost basis, and have three systems at leading academic institutions for scientific and commercial evaluation. We have only recognized revenue from two of these initial shipments. Moreover, one of the systems that had been shipped in 2008 was returned in 2009. Because our products will be subject to various customer evaluation periods with acceptance criteria, we expect the customer evaluation period and our ability to have any recognizable revenue from additional initial sales, if any, to extend beyond the fiscal quarters in which the products are shipped. Moreover, even after we begin selling our products on a commercial scale, we expect our losses to continue for at least the next two years as a result of ongoing research and development expenses, as well as increased manufacturing, sales and marketing expenses. These losses, among other things, have had and will continue to have an adverse effect on our working capital, total assets and stockholders' equity. Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we are unable to achieve and then maintain profitability, the market value of our common stock will decline.

Although we began shipping Helicos™ Genetic Analysis Systems to our initial customers during 2008, we may not be able to successfully scale the manufacturing process necessary to build and test multiple Helicos Genetic Analysis Systems on a full commercial basis, in which event our business would be materially harmed.

        To ship multiple Helicos Genetic Analysis Systems on a full production scale, we need to continue the testing and performance validation of the system. In order to sustain our commercial launch involving multiple shipments of the Helicos Systems, we need to take other steps to scale the manufacturing process of the system, including improvements to our manufacturing yields and cycle times, manufacturing documentation and quality assurance and quality control procedures. We also need to scale our manufacturing process of the proprietary reagents and disposable supplies that are part of the system. If we are unable to successfully complete these tasks, we may not be able to ship multiple Helicos Systems on a full production scale which would materially harm our business. In addition, although we believe that we have already incurred the substantial majority of the costs related to the development of the initial version of our Helicos System, if we experience unanticipated problems with our initial system placements, these costs could substantially increase, which would materially harm our business.

If our technology fails to achieve and sustain sufficient market acceptance, we will not generate expected revenue.

        Our success depends, in part, on our ability to develop products that displace current technology, as well as expand the market for genetic analysis to include new applications that are not practical with current technology. To accomplish this, we must develop and successfully commercialize our Helicos™ Genetic Analysis System for use in a variety of life science applications. In particular, while our early market focus is on DNA sequencing and gene expression applications, there can be no assurances that we will be successful at inducing potential customers to purchase our Helicos System. Furthermore, we cannot guarantee that the design of the Helicos System, including the initial specifications and any enhancements or improvements to those specifications, will be satisfactory to potential customers in the markets we seek to reach. These markets are new and emerging and there can be no assurances that they will develop as quickly as we expect or that they will reach their full potential. As a result, we may be required to refocus our marketing efforts from time to time and we may have to make changes to the specifications of our system to enhance our ability to more quickly enter particular markets. There is no guarantee, even if our technology is able to successfully reduce the cost and improve the performance of genetic analysis relative to existing products, that we will be able to induce customers with installed bases of conventional genetic analysis instruments to purchase our systems or to expand the market for genetic analysis to include new applications. Even if we are able to successfully implement our technology, we may fail to achieve or sustain market acceptance of our Helicos System by academic and government research laboratories and pharmaceutical, biotechnology and agriculture companies, among others, across the full range of our intended life science applications. Any such failure would materially harm our future sales and revenue. The price of the HeliScope™ instrument is significantly greater than the instrument cost of current market-leading sequencers, which may adversely affect our ability to penetrate or grow the market for genetic analysis. In addition, if our products are only utilized as a replacement for existing DNA sequencing technology, we may face a much smaller market than we currently anticipate.

        We are aware of other companies that have developed, or are developing, emerging sequencing technologies. Even if our product demonstrates dramatic cost and throughput improvements over current market-leading technologies, we may fail to achieve market acceptance due to adoption of those emerging technologies by our potential customers, thereby reducing our market opportunity.

We have limited experience in selling and marketing and, as a result, may be unable to successfully commercialize our Helicos™ Genetic Analysis System.

        We have limited sales experience and limited marketing experience. Our ability to achieve profitability depends on attracting customers for our Helicos System. Although members of our sales and marketing team have considerable industry experience and have engaged in marketing activities for our Helicos System, in the future we must expand our sales, marketing, distribution and customer support capabilities with the appropriate technical expertise to effectively market our Helicos System. To successfully perform sales, marketing, distribution and customer support functions ourselves, we will face a number of risks, including:

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  the ability of our remaining limited sales and marketing team to achieve our near term goals following our December 2008 workforce reduction;

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  our ability to attract, retain and manage the specialized sales, marketing and service force necessary to commercialize and gain market acceptance for our technology;

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  the time and cost of establishing a specialized sales, marketing and service force for a particular application, which might not be justifiable by the revenues generated by our technology; and

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  the ability of our specialized sales, marketing and service force to initiate and execute successful commercialization activities.

        We may seek to enlist one or more third parties to assist with sales, distribution and customer support globally or in certain regions of the world. There is no guarantee, if we do seek to enter into such arrangements, that we will be successful in attracting desirable sales and distribution partners, or that we will be able to enter into such arrangements on favorable terms. If our sales and marketing efforts, or those of any third-party sales and distribution partners, are not successful, our technologies and products may not gain market acceptance, which could materially impact our business operations.

If we are unable to timely establish manufacturing capacity by ourselves or with partners, commercialization of our products would be delayed, which would result in lost revenues and harm our business.

        To commercialize our Helicos™ Genetic Analysis System, we need to either build internal manufacturing capacity or contract with one or more manufacturing partners, or both. We currently manufacture our products using a combination of internal manufacturing resources and outsourced components and subassemblies. Although we began to manufacture our instruments, reagents and disposable supplies on a commercial scale during 2008, we have limited the expansion of these capabilities following our December 2008 decision to reduce our operating expenses and conserve cash. We may encounter difficulties in manufacturing our products and, due to the complexity of our technology and our manufacturing process, we cannot be sure we fully understand all of the factors that affect our manufacturing processes or product performance. There is no assurance that we will be able to continue to build manufacturing capacity internally or find one or more suitable manufacturing partners, or both, to meet the volume and quality requirements necessary to be successful in the market. Manufacturing and product quality issues may arise as we increase production rates of our Helicos System and associated proprietary reagents and disposable supplies. If our products do not consistently meet our customers' performance expectations, we may be unable to generate sufficient revenues to become profitable. Any delay in establishing or inability to expand our manufacturing capacity could diminish our ability to develop or sell our products, which could result in lost revenue and seriously harm our business, financial condition and results of operations.

Future product sales will depend, in part, on research and development spending levels of academic, clinical and governmental research institutions and pharmaceutical, biotechnology and agriculture companies, and any reduction in such spending levels could limit our ability to sell our products.

        We expect that our revenues in the foreseeable future will be derived primarily from sales of instruments, reagents and disposable supplies to a relatively small number of academic, clinical, governmental and other research institutions and pharmaceutical, biotechnology and agriculture companies that conduct large-scale genetic analyses. Our success will depend upon their demand for and use of our products. Accordingly, the spending policies of these customers could have a significant effect on the demand for our technology. These policies are based on a wide variety of factors, including the resources available to make purchases, the spending priorities among various types of equipment, policies regarding spending during recessionary periods and changes in the political climate. In addition, especially given recent weakness in the global economy and changing market conditions of our target customers, the academic, governmental and other research institutions that fund research and development activities may be subject to stringent budgetary constraints that could result in spending reductions, reduced allocations or budget cutbacks, which could jeopardize the ability of these customers to purchase our Helicos System. Our operating results may fluctuate substantially due to reductions and delays in research and development expenditures by these customers. For example, reductions in capital expenditures by these customers may result in lower than expected instrument sales and similarly, reductions in operating expenditures by these customers could result in lower than expected sales of reagents and disposable supplies. These reductions and delays may result from factors that are not within our control, such as:

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  changes in economic conditions;

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  changes in government programs that provide funding to research institutions and companies;

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  changes in the regulatory environment affecting life sciences companies and life sciences research;

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  market-driven pressures on companies to consolidate and reduce costs; and

  •
  other factors affecting research and development spending.

        Any decrease in our customers' budgets or expenditures or in the size, scope or frequency of capital or operating expenditures as a result of the foregoing or other factors could materially adversely affect our operations or financial condition.

If the suppliers we rely on fail to supply the materials we use in the manufacturing of our products, we would be unable to satisfy product demand, which would negatively affect our business.

        Some components used in the manufacturing of our Helicos™ Genetic Analysis System and certain raw materials used in the manufacturing of our reagents and disposable supplies are available from only a few suppliers. We acquire some of these components and raw materials on a purchase-order basis, which means that the supplier is not required to supply us with specified quantities of these components or raw materials over a certain period of time or to set aside part of its inventory for our anticipated requirements. If supplies from these vendors were delayed or interrupted for any reason, we may not be able to manufacture and sell our Helicos System and associated reagents and disposable supplies in a timely fashion or in sufficient quantities or under acceptable terms. Additionally, for certain of these components and raw materials, we currently purchase from sole-source suppliers and have not yet arranged for alternative suppliers. It might be difficult to find alternative suppliers in a timely manner and on terms acceptable to us. Consequently, as we begin our commercialization efforts, if we do not forecast properly, or if our suppliers are unable or unwilling to supply us in sufficient quantities or on commercially acceptable terms, we might not have access to sufficient quantities of these materials on a timely basis and might not be able to satisfy product demand. Additionally, if there is concern among potential and existing suppliers about our financial viability, these suppliers may be hesitant to supply components and raw materials under acceptable terms, if at all. Moreover, if any of these components and raw materials becomes unavailable in the marketplace, we will be forced to further develop our technologies to incorporate alternate components or raw materials.

Our inability to continually enhance our product performance, including our planned improvements to the Helicos™ Genetic Analysis System, to keep pace with rapidly changing technology and customer requirements, would adversely affect our ability to compete effectively.

        The success of any products utilizing our True Single Molecule Sequencing (tSMS)™ technology will depend on our ability to continue to increase the performance and decrease the price of sequencing using this technology. New technologies, techniques or products could emerge which might allow the analysis of genomic information with similar or better price-performance than our Helicos Genetic Analysis System and could exert pricing pressures on or take market share from our products. It is critical to our success for us to anticipate changes in technology and customer requirements and to successfully introduce new, enhanced and competitive technology to meet our customers' and prospective customers' needs on a timely basis. While we have planned substantial improvements to the Helicos System, including enhancing the performance of the system's reagents and disposable supplies and image processing subsystem and reducing the consumption of reagents, we may not be able to successfully implement these improvements. Even if we successfully implement some or all of these planned improvements, we could incur substantial development costs. We may not have adequate resources available to develop new technologies or be able to successfully introduce enhancements to our system. There can be no guarantee that we will be able to maintain technological advantages over emerging technologies in the future, and we will need to respond to technological innovation in a rapidly changing industry. If we fail to keep pace with emerging technologies, our system will become uncompetitive, our market share will decline and our business, revenue, financial condition and operating results could suffer materially.

We operate in a highly competitive industry and if we are not able to compete effectively, our business and operating results will likely be harmed.

        Some of our current competitors, as well as many of our potential competitors, have greater name recognition, more substantial intellectual property portfolios, longer operating histories, significantly greater resources to invest in new technologies and more substantial experience in new product development, regulatory expertise, manufacturing capabilities and the distribution channels to deliver products to customers than we do. For example, companies such as Affymetrix, Inc., Agilent Technologies, Life Technologies Corporation, the Life Sciences Division of GE Healthcare, Illumina, Inc., and Roche Applied Science have products for genetic analysis which compete in certain segments of the market in which we plan to sell our Helicos™ Genetic Analysis System. Pharmaceutical and biotechnology companies have significant needs for genomic information and may also choose to develop or acquire competing technologies to meet these needs. In addition, a number of other companies and academic groups are in the process of developing novel techniques for genetic analysis, many of which have also received grants from the National Human Genome Research Institute, a branch of the National Institutes of Health, for the development of technologies that can achieve substantially lower costs, referred to as a "$100,000 genome" or a "$1,000 genome." These competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. Further, in light of these advantages, even if our technology is more effective than the product or service offerings of our competitors, current or potential customers might accept competitive products and services in lieu of purchasing our technology. We may not be able to compete effectively against these organizations. Increased competition is likely to result in pricing pressures, which could harm our sales, profitability or market share. Our failure to compete effectively could materially adversely affect our business, financial condition or results of operations.

        In addition, to the extent that, in the long term, we commercialize any products utilizing our tSMS technology for use in future life science applications, such as clinical diagnostic or protein analysis applications, we will face additional competition. In the event that we develop new technology and products that compete with existing technology and products of well established companies, the marketplace might not adopt our technology and products.

Inability to expand our commercial and research and development capabilities would harm our business.

        Our December 2008 decision to reduce the Company's operating costs that included, among other strategies, a reduction in the Company's workforce of 30%, will limit our ability to add additional personnel and expand our capabilities to successfully pursue our commercialization strategy for our Helicos™ Genetic Analysis System as well as our research and development efforts. We may not have adequate resources to enhance our manufacturing capabilities and operations, information technology infrastructure, and financial and accounting systems and controls. For instance, certain aspects of our operations, such as our manufacturing capabilities, require additional resources to be scaled up to increase the number of Helicos Systems we could manufacture per quarter. We also must attract, train and retain qualified sales, marketing and service personnel, engineers, scientists and other technical personnel and management personnel but may not have adequate resources to do so in the future. Our inability to expand our capabilities, retain existing personnel, attract new personnel and grow our business could have a material adverse effect on our business, operating results or financial condition. Future growth would require significant capital expenditures and may divert financial resources from other projects, such as the development of new products or enhancements. If our management is unable to effectively manage our limited resources, our revenue could grow more slowly than expected and we may not be able to achieve our research and development and commercialization goals.

Our business would be harmed if we are not successful in entering into large contracts for the sale and installation of our Helicos™ Genetic Analysis Systems.

        Our business may depend upon securing and maintaining large contracts for the sale and installation of our Helicos Genetic Analysis Systems to a limited number of customers each year. We expect the sales cycle for these large contracts to be longer than for other contracts because we will need to educate potential customers regarding the benefits of our system to a variety of constituencies within such customer organizations. Moreover, even after a purchase decision is made, these contracts may be delayed by factors outside our control, including financial and budget constraints of the customers purchasing our product. Accordingly, we may expend substantial funds and management effort with no assurance that an agreement will be reached with a potential customer. Our business, results of operations and financial condition could be materially adversely affected if we are unable to obtain major contracts for the sale and installation of our Helicos Systems, or if we experience delays in the performance of such contracts.

We expect that our sales cycle will be lengthy and unpredictable, which will make it difficult for us to forecast revenue and increase the magnitude of quarterly fluctuations in our operating results.

        Potential customers for our Helicos™ Genetic Analysis System typically commit significant resources to evaluate genetic analysis technologies. The complexity of our product will require us to spend substantial time and effort to assist potential customers in evaluating our Helicos System and in benchmarking it against available technologies. Because our Helicos System requires a significant investment of time and cost by our customers, we must target those senior managers within the customer's organization who are able to make these decisions on behalf of such organizations. We may face difficulty identifying and establishing contact with such decision makers. Even after initial acceptance, the negotiation and documentation processes can be lengthy. Additionally, our customers may have stricter limitations on spending given the current economic climate. We expect our sales cycle to typically range between six and twelve months, but it may be longer. Any delay in completing sales in a particular quarter could cause our operating results to fall below expectations.

Our customers may purchase replacements for the reagents and disposable supplies that are a part of our Helicos™ Genetic Analysis System from third parties or discover a method that allows them to use less than the expected amounts of such products, which would materially and adversely affect our revenues.

        The success of our business depends, in part, on the recurring sales of the proprietary reagents and disposable supplies for our system. Because we have not yet commercialized our Helicos Genetic Analysis System, we do not have the experience to predict the percentage of our revenues that we will derive from sales of proprietary reagents and disposable supplies. Nevertheless, we expect such sales to represent a material source of our future revenues. Our customers or competitors could potentially produce reagents and disposable supplies that are compatible with our Helicos System at a lower cost, which could exert pricing pressures on, or take market share from, our reagents and disposable supplies. Similarly, our customers or competitors may discover a method of utilizing smaller quantities of our proprietary reagents and disposable supplies while achieving satisfactory results, which could reduce the amount of reagents and supplies we are able to sell. In either case, there could be a material adverse effect on our revenues and harm to our business, financial condition and results of operations.

If we are unable to recruit and retain key executives and scientists, we may be unable to achieve our goals.

        We are substantially dependent on the performance of our senior management and key scientific and technical personnel. We do not maintain employment contracts with any of our employees. In 2008 we implemented a workforce reduction that was designed to reduce our operating costs, conserve cash and direct our resources to continue advancing towards the Company's near term goals. Depending on our circumstances, we may need to implement additional workforce reductions in the future. The loss of the services of any member of our senior management or our scientific or technical staff may significantly delay or prevent the development of our products and other business objectives by diverting management's attention to transition matters and identification of suitable replacements, if any, and could have a material adverse effect on our business, operating results and financial condition.

        In addition, our product development and marketing efforts could be delayed or curtailed if we are unable to hire, train and retain highly skilled employees and scientific advisors, particularly our management team, senior scientists and engineers and sales, marketing and service personnel. To expand our research, product development and sales efforts we need additional people skilled in areas such as bioinformatics, manufacturing, sales, marketing and technical support. Because of the complex and technical nature of our Helicos System and the dynamic market in which we compete, any failure to attract and retain a sufficient number of qualified employees could materially harm our ability to develop and commercialize our technology. Competition for these people is intense. Further, our inability to hire, train and retain sales, marketing and service personnel could have a material adverse affect on our ability to generate sales or successfully commercialize our technology. Each of our executive officers and other key employees could terminate his or her relationship with us at any time. These persons' expertise would be difficult to replace and could have a material adverse effect on our ability to achieve our business goals. There can be no assurance that we will have the financial resources or otherwise be successful in hiring or retaining qualified personnel and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Ethical, legal and social concerns surrounding the use of genetic information could reduce demand for our technology.

        One of the potential uses for our product is genetic testing for predisposition to certain conditions. Genetic testing has raised ethical, legal and social issues regarding privacy and the appropriate uses of the resulting information. Governmental authorities could, for social or other purposes, call for limits on or regulation of the use of genetic testing or prohibit testing for genetic predisposition to certain conditions, particularly for those that have no known cure. Similarly, such concerns may lead individuals to refuse to use genetics tests even if permissible. These and other ethical, legal and social concerns about genetic testing may limit market acceptance of our technology for certain applications or reduce the potential markets for our technology, either of which could have a material adverse effect on our business, financial condition and results of operations.

Our products could in the future be subject to regulation by the U.S. Food and Drug Administration or other regulatory agencies, which could increase our costs and delay our commercialization efforts, thereby materially and adversely affecting our business and results of operations.

        Our products are not currently subject to U.S. Food and Drug Administration ("FDA") clearance or approval if they are not used for the diagnosis or treatment of disease. However, in the future, certain of our products or related applications could be subject to FDA regulation; the FDA's regulatory jurisdiction could be expanded to include our products, or both. Even where a product is exempted from FDA clearance or approval, the FDA may impose restrictions as to the types of customers to which we can market and sell our products. Such regulation and restrictions may materially and adversely affect our business, financial condition and results of operations.

        Laws and regulations are also in effect in many countries that could affect our products. The number and scope of these requirements are increasing. We may not be able to obtain regulatory approvals in such countries or may incur significant costs in obtaining or maintaining our foreign regulatory approvals. In addition, the export by us of certain of our products which have not yet been cleared for domestic commercial distribution may be subject to FDA or other export restrictions.

Our products could have unknown defects or errors, which may give rise to claims against us or divert application of our resources from other purposes.

        Any product utilizing our True Single Molecule Sequencing (tSMS)™ technology will be complex and may develop or contain undetected defects or errors. We cannot assure you that a material performance problem will not arise. Despite testing, defects or errors may arise in our system, which could result in a failure to achieve market acceptance or expansion, diversion of development resources, injury to our reputation and increased service and maintenance costs. Defects or errors in our products might also discourage customers from purchasing our system. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating margins. In addition, such defects or errors could lead to the filing of product liability claims, which could be costly and time-consuming to defend and result in substantial damages. Although we plan to obtain product liability insurance, any future product liability insurance that we procure may not protect our assets from the financial impact of a product liability claim. Moreover, we may not be able to obtain adequate insurance coverage on acceptable terms. Any insurance that we do obtain will be subject to deductibles and coverage limits. A product liability claim could have a serious adverse effect on our business, financial condition and results of operations.

We have incurred, and will continue to incur significant increased costs as a result of operating as a public company, and our management is and will continue to be required to devote substantial time to new compliance initiatives.

        The Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the Securities and Exchange Commission and the NASDAQ Stock Market, Inc. have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly.

        In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404(a) of the Sarbanes-Oxley Act. However, our testing may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management time on compliance-related issues. We currently do not have an internal audit group and we will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the NASDAQ Stock Market, Inc., the Securities and Exchange Commission or other regulatory authorities, which would require additional financial and management resources.

We use hazardous chemicals and biological materials in our business. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.

        Our research and development processes involve the controlled use of hazardous materials, including chemicals and biological materials. Our operations produce hazardous waste products. We cannot eliminate the risk of accidental contamination or discharge and any resultant injury from these materials. We may be sued for any injury or contamination that results from our use or the use by third parties of these materials. We do not currently maintain separate environmental liability coverage. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of hazardous materials. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development and production efforts.

Because we are subject to existing and potential additional governmental regulation, we may become subject to burdens on our operations, and the markets for our products may be narrowed.

        We are subject, both directly and indirectly, to the adverse impact of existing and potential future government regulation of our operations and markets. For example, export of our instruments is subject to strict regulatory control in a number of jurisdictions. The failure to satisfy export control criteria or obtain necessary clearances could delay or prevent shipment of products, which could adversely affect our revenues and profitability. Moreover, the life sciences industry, which is the market for our technology, has historically been heavily regulated. There are, for example, laws in several jurisdictions restricting research in genetic engineering, which can operate to narrow our markets. Given the evolving nature of this industry, legislative bodies or regulatory authorities may adopt additional regulation that adversely affects our market opportunities. Additionally, if ethical and other concerns surrounding the use of genetic information, diagnostics or therapies become widespread, we may have less demand for our products. Our business is also directly affected by a wide variety of government regulations applicable to business enterprises generally and to companies operating in the life science industry in particular. Failure to comply with these regulations or obtain or maintain necessary permits and licenses could result in a variety of fines or other censures or an interruption in our business operations which may have a negative impact on our ability to generate revenues and could increase the cost of operating our business.

If we make acquisitions in the future, we may encounter a range of problems that could harm our business.

        We may acquire technologies, products or companies that we feel could accelerate our ability to compete in our core markets. Acquisitions involve numerous risks, including:

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  difficulties in integrating operations, technologies, accounting and personnel;

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  difficulties in supporting and transitioning customers of our acquired companies;

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  diversion of financial and management resources from existing operations;

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  risks of entering new markets;

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  potential loss of key employees; and

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  inability to generate sufficient revenue to offset acquisition costs.

        Acquisitions also frequently result in the recording of goodwill and other intangible assets which are subject to potential impairments in the future that could harm our financial results. In addition, if we finance acquisitions by issuing convertible debt or equity securities, our existing stockholders may be diluted, which could affect the market price of our stock. As a result, if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, and we may incur costs in excess of what we anticipate.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

Our failure to establish a strong intellectual property position and enforce our intellectual property rights against others would enable competitors to develop similar or alternative technologies.

        Our success depends in part on our ability to obtain and maintain intellectual property protection for our products, processes and technologies. Our policy is to seek to protect our intellectual property by, among other methods, filing U.S. patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business.

        Our patent portfolio relating to our proprietary technology is comprised of issued patents and pending patent applications which, in either case, we own directly or for which we are the exclusive or semi-exclusive licensee. Some of these patents and patent applications are foreign counterparts of U.S. patents or patent applications. We may not be able to maintain and enforce existing patents or obtain further patents for our products, processes and technologies. Even if we are able to maintain our existing patents or obtain further patents, these patents may not provide us with substantial protection or be commercially beneficial. The issuance of a patent is not conclusive as to its validity or enforceability, nor does it provide the patent holder with freedom to operate unimpeded by the patent rights of others. Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and the extent of future protection is highly uncertain, so there can be no assurance that the patent rights that we have or may obtain will be valuable. Others have filed patent applications that are similar in scope to ours, and in the future are likely to file patent applications that are similar or identical in scope to ours or those of our licensors. We cannot predict whether any of our competitors' pending patent applications will result in the issuance of valid patents. Moreover, we cannot assure investors that any such patent applications will not have priority or dominate over our patents or patent applications. The invalidation of key patents owned by or licensed to us or non-approval of pending patent applications could increase competition, and materially adversely affect our business, financial condition and results of operations. Furthermore, there can be no assurance that others will not independently develop similar or alternative technologies, duplicate any of our technologies, or, if patents are issued to us, design around the patented technologies developed by us.

We may be involved in lawsuits and administrative proceedings to protect or enforce our patents and proprietary rights and to determine the scope and validity of others' proprietary rights, which could result in substantial costs and diversion of resources and which, if unsuccessful, could harm our competitive position and our results of operations.

        Litigation and administrative proceedings may be necessary to enforce our patent and proprietary rights and/or to determine the scope and validity of others' proprietary rights. Litigation on these matters has been prevalent in our industry and we expect that this will continue. To determine the priority of inventions, we may have to initiate and participate in interference proceedings declared by the U.S. Patent and Trademark Office that could result in substantial costs in legal fees and could substantially affect the scope of our patent protection. Also, our intellectual property may be subject to significant administrative and litigation proceedings such as invalidity, opposition, reexamination, or reissue proceedings against our patents. The outcome of any litigation or administrative proceeding might not be favorable to us, and, in that case, we might be required to develop alternative technological approaches that we may not be able to complete successfully or require licenses from others that we may not be able to obtain. Even if such licenses are obtainable, they may not be available at a reasonable cost. We may also be held liable for money damages to third parties and could be enjoined from manufacturing or selling our products or technologies. In addition, if we resort to legal proceedings to enforce our intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, the proceedings could be burdensome and expensive, even if we were to prevail. These types of administrative proceedings and any litigation that may be necessary in the future could result in our patent protection being significantly modified or reduced, and could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results or financial condition. In August 2006, we filed an opposition against EP 1 105 529 B1 in the European Patent Office, with respect to which we received a preliminary non-binding opinion upholding the patent. In October 2008, EP 1 105 529 B1 was maintained in amended form and in January 2009 we filed a notice of appeal of the European Patent Office's decision.

We depend upon our ability to license technologies, and the failure to license or otherwise acquire necessary technologies could harm our ability to commercialize our products or defend our intellectual property position.

        We hold various licenses to use certain technologies that we consider to be material to our business. Each of these licenses imposes a range of obligations on us and may be terminated if we breach the terms of any of the respective agreements. We may also be required to enter into additional licenses with third parties for other technologies that we consider to be necessary for our business. If we are unable to maintain our existing licenses or obtain additional technologies on acceptable terms, we could be required to develop alternative technologies, either alone or with others, in order to avoid infringing the intellectual property to which we no longer hold a license. This could require our product to be re-configured which could negatively impact its availability for commercial sale and increase our development costs. Failure to license or otherwise acquire necessary technologies would harm our ability to commercialize our products, which could materially adversely affect our business, financial condition and results of operations. In addition, any licenses we obtain from federally-funded institutions are subject to the march-in rights of the U.S. government.

We may be the subject of costly and time-consuming lawsuits brought by third parties for alleged infringement of their proprietary rights, which could limit our ability to use certain technologies in the future, force us to redesign or discontinue our products, or pay royalties to continue to sell our products.

        Our success depends, in part, on us neither infringing patents or other proprietary rights of third parties nor breaching any licenses to which we are a party. We may be the subject of legal claims by third-parties that we infringe their patents or otherwise violate their intellectual property rights. In addition, the technology that we license from third parties for use in our Helicos System could become subject to similar infringement claims. Infringement claims asserted against us or our licensors may have a material adverse effect on our business, results of operations or financial condition. Any claims, either with or without merit, could be time-consuming and expensive to defend, and could divert our management's attention away from the execution of our business plan. Moreover, any settlement or adverse judgment resulting from the claim could require us to pay substantial amounts of money or obtain a license to continue to use the technology that is the subject of the claim, or otherwise restrict or prohibit our use of the technology. There can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all, from third parties asserting an infringement claim; that we would be able to develop alternative technology on a timely basis, if at all; or that we would be able to obtain a license to use a suitable alternative technology to permit us to continue offering, and our customers to continue using, our affected products. Accordingly, an adverse determination could prevent us from offering our instruments, reagents or disposable supplies to others. In addition, we may be required to indemnify our customers for third-party intellectual property infringement claims, which would increase the cost to us of an adverse ruling for such a claim. We believe that there may be significant litigation in the industry regarding patent and other intellectual property rights. If we become involved in such litigation, it could consume a substantial portion of our managerial and financial resources.

        Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

The measures that we use to protect the security of our intellectual property and other proprietary rights may not be adequate, which could result in the loss of legal protection for, and thereby diminish the value of, such intellectual property and other rights.

        Our success depends in part on our ability to protect our intellectual property and other proprietary rights. In addition to patent protection, we also rely upon a combination of trademark, trade secret, copyright and unfair competition laws, as well as license agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. In addition, we attempt to protect our intellectual property and proprietary information by requiring our employees, consultants and certain academic collaborators to enter into confidentiality and assignment of inventions agreements. There can be no assurance, however, that such measures will provide adequate protection for our patents, copyrights, trade secrets or other proprietary information. In addition, there can be no assurance that trade secrets and other proprietary information will not be disclosed, that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to or disclose our trade secrets and other proprietary information. To the extent that our intellectual property and other proprietary rights are not adequately protected, third parties might gain access to our proprietary information, develop and market genetic analysis systems similar to our tSMS technology, or use trademarks similar to ours, each of which could materially harm our business.

        Existing U.S. federal and state intellectual property laws offer only limited protection. Moreover, the laws of other countries in which we may market our technology may afford little or no effective protection of our intellectual property. The failure to adequately protect our intellectual property and other proprietary rights could materially harm our business.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

Our directors and management will exercise significant control over our company, which will limit your ability to influence corporate matters.

        Certain of our directors and executive officers and their affiliates collectively control approximately 74.8% of our outstanding common stock as of September 30, 2009. As a result, these stockholders, if they act together, will be able to influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our company and might negatively affect the market price of our common stock.

The market price of our common stock may be volatile, which could result in substantial losses for our stockholders and subject us to securities class action litigation.

        Market prices of technology and healthcare companies have been particularly volatile. Some of the factors that may cause the market price of our common stock to fluctuate include:

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  fluctuations in our quarterly operating results or the operating results of companies perceived to be similar to us;

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  changes in estimates of our financial results or recommendations by securities analysts;

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  failure of our technology to achieve or maintain market acceptance or commercial success;

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  changes in market valuations of similar companies;

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  success of competitive products and services;

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  changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

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  announcements by us or our competitors of significant products, contracts, acquisitions or strategic alliances;

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  regulatory developments in the United States, foreign countries or both;

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  litigation involving our company, our general industry or both;

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  additions or departures of key personnel;

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  investors' general perception of us; and

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  changes in general economic, industry and market conditions.

        In addition, if the market for biotechnology and life sciences stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to class action lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

If equity research analysts do not publish research reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

        The trading market for our common stock may rely in part on the research and reports that equity research analysts publish about us and our business. We do not control the opinions of these analysts. The price of our stock could decline if one or more equity analysts downgrade our stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

A significant portion of our total outstanding shares may be sold into the public market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

        Approximately 10.7% of the shares of our common stock outstanding as of September 30, 2009 may be offered and sold by selling stockholders pursuant to a Registration Statement on Form S-3 (File No. 333-156885) which was declared effective on April 28, 2009. We are obligated to file a new registration statement to register an additional 52,558,721 shares of common stock held by the selling stockholders as of September 30, 2009, which includes 21,862,080 shares issuable upon exercise of warrants, pursuant to the terms of a registration rights agreement entered into with the selling stockholders. In addition, a majority of the other outstanding shares of our common stock and other warrants are eligible for resale by the holders of those shares pursuant to other effective registration statements (including the Registration Statement on Form S-3 (File No. 333-162240) which was declared effective on October 13, 2009) or in exempt private transactions.

        If our existing stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of common stock could also depress the market price of our common stock. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities, and may cause you to lose part or all of your investment in our shares of common stock.

        We have registered the issuance of all shares of common stock that we have issued and may issue under our employee option plans. Having registered the issuance of these shares, they can be freely sold in the public market upon issuance. In addition, as of September 30, 2009, there were 277,777 shares of common stock reserved for future issuance as charitable contribution to the Broad Institute, Inc. that will become eligible for sale in the public market to the extent permitted by Rule 144 under the Securities Act of 1933, as amended.

        Due to these factors, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

Provisions in our certificate of incorporation and by-laws or Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

        Provisions of our certificate of incorporation and by-laws and Delaware law may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of our common stock. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include:

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  a staggered board of directors;

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  limitations on the removal of directors;

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  advance notice requirements for stockholder proposals and nominations;

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  the inability of stockholders to act by written consent or to call special meetings; and

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  the ability of our board of directors to make, alter or repeal our by-laws.

        The affirmative vote of the holders of at least 75% of our shares of capital stock entitled to vote is necessary to amend or repeal the above provisions of our certificate of incorporation. In addition, our board of directors has the ability to designate the terms of and issue new series of preferred stock without stockholder approval. Also, absent approval of our board of directors, our by-laws may only be amended or repealed by the affirmative vote of the holders of at least 75% of our shares of capital stock entitled to vote. Accordingly, given that our executive officers, directors and their affiliates collectively own approximately 74.8% of our outstanding common stock as of September 30, 2009, certain of these persons acting together will have the ability to block any such amendment.

        In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

        The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

        We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that we incorporate by reference herein, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. In particular, statements contained in this prospectus, including but not limited to, statements regarding our future results of operations and financial position, business strategy and plan prospects, projected revenue or costs and objectives of management for future research, development or operations, are forward-looking statements. These statements relate to our future plans, objectives, expectations and intentions and may be identified by words such as "may," "will," "should," "expects," "plans," "anticipates," "intends," "targets," "projects," "contemplates," "believes," "seeks," "goals," "estimates," "predicts," "potential" and "continue" or similar words. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified above, under the heading "Risk Factors" and elsewhere herein. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Any forward-looking statement is qualified in it is entirety by reference to the factors discussed in this prospectus including in the documents incorporated by reference herein.

        Because the factors discussed in this prospectus, including in the documents incorporated by reference herein, and even factors of which we are not yet aware, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by or on behalf of us, you should not place undue reliance on any such forward-looking statement. These statements are subject to risks and uncertainties, known and unknown, which could cause actual results, performance and achievements to differ materially from those expressed or implied in such statements. We have included important factors in the cautionary statements included in this prospectus, particularly under the heading "Risk Factors," and in our SEC filings that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. These and other risks are also detailed in our reports filed from time to time under the Securities Act and/or the Exchange Act. You are encouraged to read these filings as they are made.

        Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New risk factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities for general corporate purposes.

THE SECURITIES WE MAY OFFER

        We may offer, from time to time, shares of our common stock or warrants to purchase common stock, either individually or in units, in amounts we will determine from time to time, with a total value of up to $50,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See "Description of Capital Stock" and "Description of Warrants" below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

        The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

        The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

        As of the date of this prospectus, our amended and restated certificate of incorporation authorizes us to issue 120,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of undesignated preferred stock, par value $0.001 per share. As of September 30, 2009, 72,949,697 shares of common stock were outstanding and no shares of preferred stock were outstanding.

        The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

        Voting.    Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval.

        Dividends and Other Distributions.    Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

        Distribution on Dissolution.    Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

        Other Rights.    Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

        Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has not designated any shares of the preferred stock.

        The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

        Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Registration Rights

        On December 23, 2008, we entered into a common stock purchase agreement pursuant to which we sold an aggregate of 42,753,869 shares of common stock and warrants to purchase an additional 25,652,333 shares of common stock in a private placement transaction. Pursuant to the registration rights agreement related to this private placement, we agreed to file a registration statement with the SEC to register the disposition of the shares of our common stock we issued and the shares of common stock we may issue in the future as a result of exercise of the warrants, and to use our commercially reasonable efforts to keep the registration statement effective until the earlier of (a) such time as all of the shares registered thereunder have been publicly sold, and (b) the date that all of the shares registered thereunder may be sold by non-affiliates without volume or manner of sale restrictions under Rule 144 under the Securities Act, without the requirement for us to be in compliance with the current public information requirements under Rule 144. A registration statement on Form S-3 (File No. 333-156885) relating to 9,614,585 shares of common stock was declared effective by the SEC on April 28, 2009. Because we were not able to register all of the registrable securities in the initial registration statement, we are obligated to file a new registration statement to register the remaining 52,558,721 shares of common stock held by the selling stockholders as of September 30, 2009, which includes the 21,862,080 shares issuable upon exercise of the warrants, pursuant to the terms of the registration rights agreement.

Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Delaware Anti-Takeover Law.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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  prior to the date of such business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers of the corporation and (b) shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to the date of such business combination, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

        Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.    Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

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  permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in control);

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  provide that the authorized number of directors may be changed only by resolution of the board of directors;

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  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  divide our board of directors into three classes;

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  require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also must comply with specified requirements as to the form and content of a stockholder's notice as set forth in our amended and restated bylaws;

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  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

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  provide that special meetings of our stockholders may be called only by the board of directors pursuant to a resolution adopted by a majority of directors then in office.

        The amendment or repeal of any of these provisions of our amended and restated certificate of incorporation would require approval by the holders of at least 75% of our then outstanding shares of capital stock entitled to vote on such amendment. Also, absent approval of our board of directors, our amended and restated bylaws may only be amended or repealed by the affirmative vote of the holders of at least 75% of our shares of capital stock entitled to vote.

The NASDAQ Global Market Listing

        Our common stock is listed on The NASDAQ Global Market under the symbol "HLCS."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, Inc. The transfer agent and registrar's address is 350 Indiana Street, Suite 800, Golden, Colorado 80401.

DESCRIPTION OF WARRANTS

General

        We may issue warrants to purchase shares of our common stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement relating to the warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, which may include a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

        The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

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  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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  the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  if applicable, the date from and after which the warrants and the common stock will be separately transferable;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the anti-dilution provisions of the warrants, if any;

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  any redemption, put or call provisions;

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  whether the warrants are to be sold separately or with other securities as parts of units; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

        The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

Outstanding Warrants

        As of September 30, 2009, there were outstanding warrants to purchase an aggregate of up to 24,294,589 shares of our common stock.

 PLAN OF DISTRIBUTION

        We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

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  the name or names of any underwriters, if any;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on The NASDAQ Global Market may engage in passive market making transactions in the securities on The NASDAQ Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

        Goodwin Procter LLP, Boston, Massachusetts, will pass for us upon the validity of the securities being offered by this prospectus and applicable prospectus supplement, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

        The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at the SEC's other public reference facilities. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC's Internet site can be found at www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at www.helicosbio.com. Information contained on our website does not constitute part of this prospectus or any prospectus supplement.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and incorporated by reference in, this prospectus.

        We incorporate by reference into this prospectus the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

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  our annual report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 30, 2009 (File No. 001-33484-09715267);

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  the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2008 from our definitive proxy statement on Schedule 14A filed with the SEC on April 24, 2009 (File No. 001-33484-09768129);

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  our quarterly report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the SEC on May 14, 2009 (File No. 001-33484-09826308);

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  our quarterly report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 14, 2009 (File No. 001-33484-091014529);

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  our quarterly report on Form 10-Q for the quarterly period ended September 30, 2009 filed with the SEC on November 9, 2009 (File No. 001-33484-091169605);

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  our current reports on Form 8-K filed with the SEC on January 30, 2009 (File No. 001-33484-09558640); April 10, 2009 (File No. 001-33484-09745264); June 5, 2009 (File No. 001-33484-09877297); August 11, 2009 (File No. 001-33484-091004104); September 11, 2009 (File No. 001-33484-091065607); September 17, 2009 (File No. 001-33484-091074863); September 28, 2009 (File No. 001-33484-091090791); and October 13, 2009 (File No. 001-33484-091116922); and

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  the description of our capital stock contained in our registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, filed with the SEC on May 18, 2007 (File No. 001-33484-07865058).

        We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Helicos BioSciences Corporation, One Kendall Square, Building 700, Cambridge, MA 02139, Attn: Investor Relations, telephone: (617) 264-1800.

Helicos BioSciences Corporation

6,400,000 Shares
Warrants to Purchase 4,160,000 Shares
Common Stock

Thomas Weisel Partners LLC

Neither we nor the underwriter have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus. Neither the delivery of this prospectus supplement or the accompanying prospectus nor the sale of our securities means that information contained in this prospectus supplement and the accompanying prospectus is correct after their respective dates. This prospectus supplement and the accompanying prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any circumstance under which the offer or solicitation is unlawful.